Exhibit 10.02

Blacksands Petroleum, Inc (“BSPE”)

CORPORATE HQ 25025 I-45N, Suite 410 The Woodlands, Texas 77380 713.554.4491 Fax no. 281.298.6001	O&G OPERATIONS 800 Bering, Suite 250 Houston, Texas 77057 713.554.4491 Fax no. 713.583.1617

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

BLACKSANDS PETROLEUM, INC.
Promissory Note

Principal Sum (U.S.): $1,500,000 Issuance Date: November 19, 2010
Maturity Date: November 19, 2011

FOR VALUE RECEIVED, the undersigned, Blacksands Petroleum, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Silver Bullet Property Holdings SDN BHD, or any future permitted holder of this Promissory Note (the “Holder”), at the principal office of the Holder set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of One Million and Five Hundred Thousand Dollars ($1,500,000) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, shall be paid as provided in this Promissory Note (the "Note").

1. Seniority and Ranking. None

2. Maturity/Principal and Interest Payments.   The outstanding principal balance of this Note together with all accrued but unpaid interest hereunder (the “Outstanding Balance”) shall be due and payable on the earlier to occur of (i) the date that the Company closes a private placement or public offering of equity securities resulting in gross proceeds to the Company of at least $5 million; or (ii) November 18, 2011, in either case, the “Maturity Date”.  The Note shall accrue interest equal to ten percent (10%) per annum.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed based on a year of three hundred and sixty-five (365) days and shall be payable in cash.  Upon the occurrence of an Event of Default as defined herein below, then to the extent permitted by law, the Company will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of twelve percent (12%) per annum.

3. Warrant Issuance.  None

4. Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5. Representations and Warranties of the Company.  The Company represents and warrants to the Holder as follows:

(a) The Company has been duly incorporated and validly exists and is in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

(c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

(d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

6. Events of Default.  The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of five (5) business days after the date such payment shall become due and payable hereunder; or

(b) the Company shall fail to make the payment of any amount of any interest for a period of five (5) business days after the date such interest shall become due and payable hereunder; or

(c) any representation, warranty or certification made by the Company herein or in any certificate or financial statement shall prove to have been materially false or incorrect or breached in a material respect on the date as of which this Note is made; or

(d) the holder of any indebtedness of the Company or any of its subsidiaries, except in the ordinary course of business, shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

(e) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $100,000 or the judgment or order which causes the aggregate amount described above to exceed $100,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue un-dismissed, or un-stayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue un-dismissed, or un-stayed and in effect for a period of thirty (30) consecutive days.

7. Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 5(e) and (f), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 5(a) through (d), the Holder may exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Notwithstanding the foregoing, Holder agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s equity securities, at the Holder’s option, in the amounts described herein.

8. Replacement.  Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Note (surrendered for cancellation), the Company shall execute and deliver a new Note of like tenor and date.  However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Note if the Holder contemporaneously requests the Company to convert such Note.

9. Parties in Interest, Transferability.  This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and permitted assigns. This Note may only be transferred or sold subject to the provisions of Section 17 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder, provided that the Holder receives the express written consent of the Company, which consent shall not be unreasonably withheld,

10. Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

11. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Company will give written notice to the Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction for which shareholder approval is required under Nevada law, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Company will also give written notice to the Holder at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Address of the Holder:	Unit PL 01, Plaza Level, No. 45, Block A
Medan Setia 1, Plaza Damansara
Damansara Heights
50490 Kuala Lumpur, Malaysia
Attention: George Pathmanathan
Tel. No.:
Fax No.:

Address of the Company:	Blacksands Petroleum, Inc.
25025 I-45N, Suite 410
The Woodlands, Texas 77380

Attention: Chief Executive Officer
Tel. No.: (713) 554.4490
Fax No.: (713) 583.1617

12. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

13. Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16. Enforcement Expenses. The Company agrees to pay all costs and expenses of a successful enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

17. Binding Effect.   The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

18. Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission.  This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

19. Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

20. Consent to Jurisdiction.  Each of, the Company and the Holder (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 10 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 19 shall affect or limit any right to serve process in any other manner permitted by law.

21. Company Waivers.  Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

22. Multiple Counterparts:  This Note may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

THE COMPAY:

BLACKSANDS PETROLEUM, INC.

By:	/s/
Name: David DeMarco
Title: CEO

HOLDER:

By:
Name:
Title: